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                                                                       EXHIBIT 5

             [Letterhead of Mayor, Day, Caldwell & Keeton, L.L.P.]

                               November 15, 1996


KCS Energy, Inc.
379 Thornall Street
Edison, New Jersey 08837

Ladies and Gentlemen:

         We have acted as counsel for KCS Energy, Inc. (the "Company") in connection with the registration and proposed sale of an aggregate of 3,000,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company ("Common Stock"), together with up to 450,000 additional shares of such Common Stock (the "Additional Shares") to be sold pursuant to the possible exercise of over-allotment options, all as described in the Company's Registration Statement on Form S-3, Registration No. 333-15581, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Registration Statement"). In such capacity, we have reviewed the Certificate of Incorporation and Bylaws of the Company and have examined all statutes and other records, instruments and documents pertaining to the Company that we have deemed necessary to examine for the purposes of this opinion.

         Based upon our examination as aforesaid, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

         2. Upon the sale of the Shares and the Additional Shares for the consideration approved by the Company's Board of Directors and in accordance with the terms of the Underwriting Agreements between the Company and the Underwriters named therein, such Shares and Additional Shares will be duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters."

                                        Very truly yours,



                                        Mayor, Day, Caldwell & Keeton, L.L.P.